July 13, 2000

Board of Directors
Electronic Identification, Inc.
1200 W. Pender St., Suite 411
Vancouver, BC  Canada  V6E 2S9

Gentlemen;

We    have   acted   as   securities   counsel   for   Electronic
Identification,   Inc.   ("Electronic  Identification"   or   the
"Company").  You  have  asked  us  to  render  this  opinion   to
Electronic Identification.

You have advised that:

  1. Electronic Identification is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended
2. Mark Theron has acted and will continue to act as a consultant to the Company.
3. In his capacity as a consultant, the above-named individual has provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for Electronic Identification securities.
4. Electronic Identification has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of Electronic Identification.
5. The shares to be issued to these individuals are pursuant to corporate resolution and the approval of the Board of Directors of Electronic Identification. These shares shall be registered pursuant to a Registration Statement on Form S-8 and may be issued without restrictive legend.

We  have read such documents as have been made available  to  us.
For purposes of this opinion, we have assumed the authenticity of such documents.

Based on the accuracy of the information supplied to us, it is our opinion that Electronic Identification may avail itself of a Registration Statement on Form S-8, and is qualified to do so. It is our further opinion that the above-named individuals are proper persons qualified to receive shares which are registered in a Registration Statement on Form S-8.

We  consent  to  the  use  of  this letter  in  the  Registration
Statement filed on Form S-8.

                                        Sincerely,



                                        /s/ Chapman & Flanagan,
                                        Ltd.
                                        Chapman & Flanagan, Ltd.